INDEPENDENT AUDITORS' CONSENT


            We consent to the incorporation by reference in this Registration Statement of Power-One, Inc. on Form S-8 of our report dated March 14, 1997, appearing in the Prospectus dated September 30, 1997 relating to Power-One, Inc.'s initial public offering of stock.


                                DELOITTE & TOUCHE LLP
                                Los Angeles, California
                                December 11, 1997

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